Exhibit 10.7

INGREDION INCORPORATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EFFECTIVE JANUARY 1, 1998

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2001(1)

(1)                   As amended by Amendment No. 1 (adopted September 18, 2007), Amendment No. 2 (adopted November 13, 2007), Amendment No. 3 (adopted November 16, 2010), Amendment No.4 (adopted February 7, 2011) and Amendment No. 5 (adopted July 18, 2012).

FOREWORD

Effective as of January 1, 1998, Ingredion Incorporated (formerly Corn Products International, Inc.) has adopted the Ingredion Incorporated Supplemental Executive Retirement Plan (the “Plan”) for the benefit of certain of its Key Executives.

The purposes of the Plan are (a) to permit certain Key Executives to defer payment of a portion of current compensation, including short and long term performance bonus payments, until a later year, and (b) to provide Participants and their beneficiaries with the amount of retirement income that is not provided under (i) the Ingredion Incorporated Cash Balance Plan for Salaried Employees, (ii) the Ingredion Incorporated Retirement Savings Plan and/or (iii) any other plan sponsored by the Corporation or any other “Employer” adopting the Plan in accordance with Section 6.3 of the Plan which is intended to qualify as a tax-qualified profit-sharing plan under section 401(a) of Code  by reason of limits on recognized compensation required by Sections 401(a)(17), 402(g) and 415 of the Internal Revenue Code of 1986, as amended, and by reason of elective compensation deferrals under this Plan.

It is intended that the Plan be a deferred compensation plan for “a select group of management or highly compensated employees,” as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

SECTION ONE

Definitions

1.1                               Except to the extent otherwise indicated herein, and except to the extent otherwise inappropriate in the context, the definitions contained in the Cash Balance Plan or Savings Plan are applicable under the Plan.

1.2                               “Accounts” means the Cash Balance Plan Make-up Account, the Annual Deferral Account, the Prior Plan Account, the Savings Plan Make-up Account, the Performance Plan Account and the Annual Incentive Plan (AIP) Account.

1.3                               “AIP Account” means the bookkeeping Account established under Section 3.5 on behalf of a Participant, and includes any deemed investment earnings credited thereon.

1.4                               “Annual Deferral Account” means the bookkeeping Account established under Section 3.1 established on behalf of a Participant, and includes any deemed investment earnings credited thereon.

1.5                               “Annual Deferred Compensation” means the amount of a Key Executive’s Compensation that such Key Executive has deferred until a later year pursuant to an election under Section 2.2 of this Plan.

1.6                               “Base Salary Threshold” means, as of November 15, 1997, $160,000. As of each subsequent November 15, the Base Salary Threshold shall be redetermined as the annual limit (as of such November 15) in effect under Section 401(a)(17) of the Code.

1.7                               “Board of Directors” means the Board of Directors of the Corporation.

1.8                               “Cash Balance Plan” means the Ingredion Incorporated Cash Balance Plan for Salaried Employees.

1.9                               “Cash Balance Plan Make-up Account” means the bookkeeping Account established under Section 3.2 established on behalf of a Participant, and includes any deemed investment earnings credited thereon.

1.10                        “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any Code Section shall also mean any successor provision thereto.

1.11                        “Committee” means the Pension Committee established by the Board of Directors.

1.12                        “Common Stock” means common stock of Ingredion Incorporated

1.13                        “Compensation” means a Participant’s base pay plus short-term incentive bonuses as paid, prior to reduction for (a) his or her Annual Deferred Compensation election and Annual Incentive Plan deferral election under this Plan, (b) pre-tax contributions under the Savings Plan and (c) any pre-tax contributions to a cafeteria plan under Section 125 of the Code, which is in excess of Limited Compensation.

1.14                        “Corporation” means Ingredion Incorporated and any successor to such corporation by merger, purchase or otherwise.

1.15                        “Employer” means the Corporation and any other corporation adopting the Plan in accordance with Section 6.3 hereof.

1.16                        “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange on the date of the determination thereof, as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions.

1.17                        “Key Executive” means an executive who is employed by the Corporation or any other Employer and who is designated by the Vice President of Human Resources of the Corporation.

1.18                        “Limited Compensation” is the smaller of the limit on pensionable compensation specified by Section 401(a)(17) of Code (including adjustments for changes in the cost of living as prescribed by the Code), or Compensation earned prior to the time the Participant reaches the limit on elective deferrals to the Savings Plan specified by Section 402(g) of the Code (including adjustments for changes in the cost of living as prescribed by the Code).

1.19                        “Participant” means a Participant in the Plan who has satisfied the eligibility requirements of and is participating in the Plan under Section 2.1 of the Plan.

1.20                        “Performance Plan Account” means the bookkeeping Account established under Section 3.6 on behalf of a Participant and includes any deemed investment earnings credited thereon.

1.21                        “Plan” means the Ingredion Incorporated Supplemental Executive Retirement Plan as from time to time amended.

1.22                        “Prime Rate” means the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter.

1.23                        “Prior Plan Account” means the bookkeeping Account established under Section 3.4 on behalf of a Participant to reflect the amounts accrued by such Participant under the Prior Savings Plan as of December 31, 1997, and includes any deemed investment earnings credited thereon.  “Prior Plan Deferred Account” means the portion of the Prior Plan Account attributable to the Participant’s deferrals plus deemed investment earnings thereon; and “Prior Plan Company Account” means the portion of the Prior Plan Account attributable to company credits plus deemed investment earnings thereon.

1.24                        “Prior Savings Plan” means the CPC International Inc. Excess Savings Plan.

1.25                        “Prior SERP” means the CPC International Inc. Excess Benefit Plan.

1.26                        “Savings Plan” means the Ingredion Incorporated Retirement Savings Plan and/or any other plan sponsored by the Corporation or any other Employer which is intended to qualify as a tax-qualified profit-sharing plan under section 401(a) of Code.

1.27                       “Savings Plan Make-up Account” means the bookkeeping Account established under Section 3.3 established on behalf of a Participant, and includes any deemed investment earnings credited thereon.

1.28                        “Stock Unit” means a phantom unit corresponding to one share of Common Stock in which a Participant’s Account is deemed invested.

SECTION TWO

Eligibility and Participation

2.1                               Eligibility and Participation

Participation in the Annual Deferral Account portion of the Plan shall be limited to Key Executives. For purposes of participation as of January 1, 1998, the group of eligible Key Executives is limited to employees of the Corporation whose 1997 base pay plus 1997-paid short term bonuses from CPC International Inc. equaled at least the Base Salary Threshold as of November 15, 1997.

If first employed by the Corporation or any other Employer after January 1, 1998, a Key Executive shall be eligible to participate in the Annual Deferral Account portion of the Plan as of the first of the month following one full calendar month of employment if his or her base salary plus short-term bonus for the balance of the first calendar year of employment is expected to equal at least the annual limit (as of such date of employment) under Section 401(a)(17) of the Code, subject to approval of the Vice President of Human Resources of the Corporation.

Key Executives who have never participated under the Plan but whose base pay plus short term bonus paid in any calendar year equals at least the Base Salary Threshold for such year shall be eligible to participate in the Annual Deferral Account as of the following January 1.

Key Executives who elect to participate in the Annual Deferral Account shall continue to be eligible to make deferral elections in future years, notwithstanding their base salary as of a November 15 falling below the Base Salary Threshold for Key Executives who have never participated in the Plan.

Active participation in the Cash Balance Plan Make-up Account for any calendar year shall be limited to Key Executives who make deferral elections for such year, or employees whose benefits under the Cash Balance Plan are reduced by the limits on compensation or benefits imposed by Sections 401(a)(17) or 415 of the Code.

Active participation in the Savings Plan Make-up Account for any calendar year shall be limited to Key Executives who make deferral elections for such year and whose benefits under the Savings Plan are reduced by the limits on compensation imposed by Section 401(a)(17) or Section 415 of the Code, or by a deferral election made under Section 2.2 of this Plan.

Persons who have amounts transferred from the Prior Savings Plan to this Plan, as provided in Section 3.4, shall be eligible for participation with respect to amounts held in their Prior Plan Accounts hereunder.

Active participation in the Performance Plan Account portion of the Plan shall be limited to Key Executives who elect to defer payment of Performance Plan Awards for which they are eligible under the Ingredion Incorporated Performance Plan or the Ingredion Incorporated Stock Incentive Plan. Designation as a Key Executive for purposes of participation in the Performance Plan Account in a given year does not ensure or otherwise entitle a Participant to such a designation in subsequent years.

Active participation in the AIP Account portion of the Plan shall be limited to Key Executives who elect to defer payment of Annual Incentive Payments for which they are eligible under the Ingredion Incorporated Annual Incentive Plan. Designation as a Key Executive for purposes of participation in the AIP Account in a given year does not ensure or otherwise entitle a Participant to such a designation in subsequent years.

2.2                               Deferral Election

Annual Deferred Compensation elections shall be made only by Key Executives and shall be on forms furnished by the Committee. An Annual Deferred Compensation election shall apply only to Compensation paid in the particular year specified in the election. Key Executives shall specify the percentage of such Compensation to be deferred under the election, which percentage may not exceed 20%.

An Annual Deferred Compensation election with respect to Compensation for a particular calendar year (a) must be made before January 1 of such calendar year (or prior to participation in the Plan if the Key Executive becomes eligible to participate during the calendar year), (b) must specify (from the available alternatives, which shall include a lump sum option) the date such Annual Deferred Compensation, plus deemed investment earnings, is to be paid (or commence to be paid) and, the distribution date for a lump sum or first distribution date if the form of distribution selected is installments must be a date which is at least six months following separation from service and if the form of distribution selected is annual installments, the number of annual installments (not to exceed 5 years) in which such Annual Deferred Compensation, plus deemed investment earnings, is to be paid must be designated, and (c) shall be irrevocable as of the latest time at which such selection could be made in compliance with Section 409A of the Code.

In the case of a Key Executive who is eligible to participate in this Plan under Section 2.1 as of one month following the date on which his or her employment with the Corporation or any other Employer commences, any Annual Deferred Compensation election must be made within 30 days of employment and will apply to Compensation earned from the date of such election through the end of that calendar year.

Elections to defer payment of Performance Plan Awards earned under the Ingredion Incorporated Performance Plan or the Ingredion Incorporated Stock Incentive Plan shall only be made by Key Executives and shall be on forms furnished by the Committee. A Performance Plan Award deferral election shall apply only to the Performance Plan Award Cycle specified in the election. Key Executives shall specify the amount of the Performance Plan Award they elect to defer in 10% increments (minimum 10%). The deferral election must be made no later than six months preceding the end of the applicable performance period. The deferral election must include a selection from the available distribution alternatives of a date and form of distribution of the deferred Performance Plan Award plus deemed investment earnings. One form of distribution shall be a lump sum.  The distribution date for a lump sum or first distribution date if the form of distribution selected is installments must be a date which is at least six months following separation from service and if the form of distribution selected is annual installments, the number of annual installments (not to exceed 5 years) must be designated.  Once the form of distribution is selected, it shall be irrevocable as of the latest time at which such selection could be made in compliance with Section 409A of the Code.

Elections to defer payment of Annual Incentive Plan Awards earned under the Ingredion Incorporated Annual Incentive Plan shall only be made by Key Executives and shall be on forms furnished by the Committee. An Annual Incentive Plan Award deferral election shall apply only to the Plan Year specified in the election. Key Executives shall specify the amount of the Annual Incentive Plan Award they elect to defer in 10% increments (minimum 10%). The deferral election must be made no later than 30 days after approval by the Board of Directors of the Annual Incentive Plan for the Plan Year for which the election is being made, provided, however, that the deferral election must in any event be made no later than six months preceding the end of the applicable performance period. The deferral election must include a selection from the available distribution alternatives of a date and form of distribution of the deferred Annual Incentive Plan Award plus deemed investment earnings. One form of distribution shall be a lump sum. The distribution date for a lump sum or first distribution date if the form of distribution selected is installments must be a date which is at least six months following separation from service and if the form of distribution selected is annual installments, the number of annual installments (not to exceed 5 years) must be designated.  Once the form of distribution is selected, it shall be irrevocable as of the latest time at which such selection could be made in compliance with Section 409A of the Code.

SECTION THREE

Accounts

3.1                               Annual Deferral Account

The aggregate of the amounts of Annual Deferred Compensation and deemed investment earnings on such amounts shall be paid to the Participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with this Plan and related election forms. Deemed investment earnings with respect to Annual Deferred Compensation shall be credited monthly at the monthly compound equivalent of the Prime Rate or other deemed investment earnings measurements, including, but not limited to, the increase or decrease in the Fair Market Value of Stock Units in a Ingredion Incorporated Phantom Stock Unit investment option administered according to Section 4, as the Committee, in its sole discretion, permits and as is elected by each Participant to be the deemed investment measurement to be used for this bookkeeping Account. Such election of the deemed investment earnings measurement shall be made at times and according to administrative procedures established by the Committee. A bookkeeping Account shall be maintained for each Participant to record the amount of such Annual Deferred Compensation and deemed investment earnings thereon. Participants shall be 100 percent vested in all of their Annual Deferral Accounts.

Separate bookkeeping Accounts may be maintained for Annual Deferred Compensation for each Participant for each calendar year, plus deemed investment earnings with respect to such Annual Deferred Compensation, as may be necessary in order to facilitate calculation upon distribution.

3.2                               Cash Balance Plan Make-up Account

A bookkeeping Account shall be established on behalf of each Participant in the Plan which, at any time, shall yield a benefit equal to the benefit as of such date that would have accrued under the Cash Balance Plan had (a) the Participant not elected to defer Compensation under Section 2.2 of this Plan, and (b) limits on benefits or Compensation imposed by Sections 415 or 401(a)(17) of the Code not applied to the Participant under the Cash Balance Plan.

In addition, the following employees shall receive an additional annual pay credit as indicated below, applied to their total eligible Compensation as such is defined in the Cash Balance Plan, but without reflecting the limits of Section 401(a)(17) of the Code:

Employee	Additional Percentage

Beebe, C.	1.37%
Fortnam, J.	2.11%
Hirchak, J.J.	0.81%
Ripley, J.	4.72%
Scott III, S.	7.39%

The beginning balance as of January 1, 1998 under this Account, if any, shall be determined in accordance with the Opening Balance under the Cash Balance Plan as if the earned benefit under the Prior SERP as of December 31, 1997 were the “Accrued Benefit as of December 31, 1997 under the Prior Plan” as such is defined in the Cash Balance Plan.

A Participant shall be vested in his or her Cash Balance Plan Make-up Account to the extent that such Participant is vested in his or her Cash Balance Plan Account balance.

3.3                               Savings Plan Make-up Account

A bookkeeping Account shall be established on behalf of each Participant in the Plan, which shall be credited with the excess, if any, of (a) the amount of employer matching and profit sharing contributions which would have been made on behalf of such Participant had the Participant’s Deferred Compensation been contributed to the Savings Plan (without regard to any refunds of Participant contributions required under the Code, or the effects of Sections 401(a)(17), 402(g) or 415 of the Code), over (b) actual employer matching and profit sharing contributions to the Savings Plan on behalf of such Participant.

The Savings Plan Make-up Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate or other deemed investment earnings measurements, including, but not limited to, the increase or decrease in the Fair Market Value of Stock Units in a Ingredion Incorporated Phantom Stock Unit investment option administered according to Section 4, as the Committee, in its sole discretion, permits and as is elected by each Participant to be the deemed investment measurement to be used for this bookkeeping Account. Such election of the deemed investment earnings measurement shall be made at times and according to administrative procedures established by the Committee. A Participant is vested in his or her Savings Plan Make-up Account to the extent that such Participant is vested in his or her Savings Plan matching and profit sharing contributions.

3.4                               Prior Plan Account

A Prior Plan Deferred Account shall be established for each Participant in the Prior Savings Plan who becomes a Participant on January 1, 1998, equal in initial value to the amounts held under the Prior Savings Plan as of December 31, 1997 attributable to employee deferrals under the Prior Savings Plan plus deemed investment earnings thereon through December 31, 1997. The Prior Plan Deferred Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate or other deemed investment earnings measurements, including, but not limited to, the increase or decrease in the Fair Market Value of Stock Units in a Ingredion Incorporated Phantom Stock Unit investment option administered according to Section 4, as the Committee, in its sole discretion, permits and as is elected by each Participant to be the deemed investment measurement to be used for this bookkeeping Account. Such election of the deemed investment earnings measurement shall be made at times and according to administrative procedures established by the Committee. Participants shall be 100 percent vested in any Prior Plan Deferred Account.

A Prior Plan Company Account shall be established for each Participant in the Prior Savings Plan who becomes a Participant on January 1, 1998, equal in initial value to the amounts held under the Prior Savings Plan as of December 31, 1997 attributable to company credits under the Prior Savings Plan plus deemed investment earnings thereon through December 31, 1997. The Prior Plan Company Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate or other deemed investment earnings measurements, including, but not limited to, the increase or decrease in the Fair Market Value of Stock Units in a Ingredion Incorporated Phantom Stock Unit investment option administered according to Section 4, as the Committee, in its sole discretion, permits and as is elected by each Participant to be the deemed investment measurement to be used for this bookkeeping Account. Such election of the deemed investment earnings measurement shall be made at times and according to administrative procedures established by the Committee. Participants shall be 100 percent vested in any Prior Plan Company Account.

3.5                               AIP Account

A bookkeeping Account shall be established on behalf of each Participant who has made an election to defer payment of Annual Incentive Plan Awards in accordance with this Plan and related election forms to record the amount of such deferred Annual Incentive Plan Awards and deemed investment earnings thereon. The aggregate of the amounts of deferred Annual Incentive Plan awards and deemed investment earnings on such amounts shall be paid to the Participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with this Plan and related election forms. The Annual Incentive Plan Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate or other deemed investment earnings measurements, including, but not limited to, the increase or decrease in the Fair Market Value of Stock Units in a Ingredion Incorporated Phantom Stock Unit investment option administered according to Section 4, as the Committee, in its sole discretion, permits and as is elected by each Participant to be the deemed investment measurement to be used for this bookkeeping Account. Such election of the deemed investment earnings measurement shall be made at times and according to administrative procedures established by the Committee. Participants shall be 100 percent vested in their AIP Account.

Separate bookkeeping Accounts may be maintained for Annual Incentive Plan Award deferrals for each Participant for each calendar year plus deemed investment earnings with respect to each such deferral, as may be necessary in order to facilitate calculation upon distribution.

3.6                               Performance Plan Account

A bookkeeping Account shall be established on behalf of each Participant who has made an election to defer payment of Performance Plan Awards in accordance with this Plan and related election forms to record the amount of such deferred Performance Plan Awards and deemed investment earnings thereon. The aggregate of the amounts of deferred Performance Plan Awards and deemed investment earnings on such amounts shall be paid to the Participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with this Plan and related election forms. The Performance Plan Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate or other deemed investment earnings measurements, including, but not limited to, the increase or decrease in the Fair Market Value of Stock Units in a Ingredion Incorporated Phantom Stock Unit investment option administered according to Section 4, as the Committee, in its sole discretion, permits and as is elected by each Participant to be the deemed investment measurement to be used for this bookkeeping Account. Such election of the deemed investment earnings measurement shall be made at times and according to administrative procedures established by the Committee. Participants shall be 100 percent vested in their Performance Plan Account.

Separate bookkeeping Accounts may be maintained for Performance Plan Award deferrals for each Participant for each Performance Plan Award Cycle plus deemed investment earnings with respect to each such deferral, as may be necessary in order to facilitate calculation upon distribution.

SECTION FOUR

Deemed Investment Options

4.1                               Ingredion Incorporated Phantom Stock Unit Option

Participants may elect to participate in the Ingredion Incorporated Phantom Stock Unit Option at any time, using the forms and procedures established by the Committee. Any portion or all of any of the balances of the bookkeeping Accounts maintained on behalf of Participants pursuant to this Plan or any portion or all of any new deferrals may be “invested” in this option. Deemed balances or deferrals “invested” in this option will maintain their separate Account character with respect to distribution selections regarding the timing and form of the distribution. All distributions from this option will be in whole shares of Common Stock as determined by the whole number of Stock Units credited to the Participant at the time of distribution. Fractional Stock Units will be converted to a cash equivalent by multiplying the fractional Stock Units by the Fair Market Value on the particular distribution date and will be distributed as a cash payment.

All elections to “invest” existing Account balances or deferrals into this option are irrevocable. Balances may not be transferred out of this option.

All amounts transferred into or deferred directly into this option shall be deemed to be invested in Common Stock in the form of Stock Units. The number of Stock Units which shall be credited to a Participant’s Account in respect of amounts transferred or deferred shall be equal to the amount transferred or deferred divided by the Fair Market Value of a share of Common Stock on the effective date of the transfer or deferral or, if such is date is not a trading day for the New York Stock Exchange, then on the first trading day after such date of transfer or deferral.

As of the date on which dividends are paid on the shares of Common Stock, the Company shall credit to each Participant with a balance “invested” in this option additional Stock Units, the number of which shall be determined by multiplying the amount of such dividends per share of Common Stock by the number of Stock Units then credited to the Participant and dividing the product thereof by the Fair Market Value of a share of Common Stock on the applicable dividend payment date.

SECTION FIVE

Payment of Benefits

5.1                               No In-Service Withdrawals

No withdrawals, including loans, may be allowed from the Plan for any reason while the Participant is still employed by the Corporation or any other Employer; however, reemployment of a Participant shall not suspend the payment of any benefits hereunder.

5.2                               Payment of Annual Deferral Account

Except as provided in Section 5.8 below, payment of benefits from a Participant’s Annual Deferral Account shall be made in accordance with the Annual Deferred Compensation deferral elections made at the time the Participant elects to defer Compensation hereunder. A separate Annual Deferred Compensation election shall govern each year’s Annual Deferred Compensation deferral and deemed investment earnings on such Annual Deferred Compensation attributable to any year. The terms of these Annual Deferred Compensation elections dealing with the timing and form of payment may be changed prospectively from year to year by the Committee, but a selection made by a Participant as to the timing and form of a distribution from the Annual Deferral Account with respect to a particular year is irrevocable as of the latest time at which such selection could be made in compliance with Section 409A of the Code. Until the distribution of the full value of a Participant’s Annual Deferral Account, the undistributed portion of such Account will continue to be credited with deemed investment earnings pursuant to Section 3.1 of the Plan.

5.3                               Payment of Cash Balance Plan Make-up Account

Effective for distributions commencing prior to January 1, 2008:  Except as provided in Section 5.8 below, distributions from the Cash Balance Plan Make-up Account shall be made in the same form and at the same time as benefit payments made under the Cash Balance Plan or in accordance with an election made on a form furnished by the Committee. Until the distribution of the full value of a Participant’s Cash Balance Make-up Account, the undistributed portion of such Account will continue to be credited with deemed investment earnings pursuant to Section 3.2 of the Plan.

Effective for distributions commencing on or after January 1, 2008:  Distributions from a Participant’s Cash Balance Plan Make-up Account shall be made in accordance with the election made by the Participant in the form and manner prescribed by the Company, subject to Section 5.8 and the other limitations set forth below.  Such distribution election must be made by the Participant (a) prior to January 1, 2008 in the case of a Participant who has an account balance on such date, and (b) in the case of any other Participant, prior to the calendar year in which such Participant becomes eligible to receive credits to such Participant’s Cash Balance Plan Make-up Account.  Notwithstanding anything herein to the contrary, in the case of a Participant who does not make an election as specified in the immediately preceding sentence, such Participant’s Cash Balance Plan Make-Up Account shall be distributed in the form of a lump sum on the later of (a) the date on which such Participant attains age 60, (b) the date on which such Participant terminates employment and (c) June 30, 2008.

5.4                               Payment of Savings Plan Make-up Account

Effective for distributions commencing prior to January 1, 2008:  Except as provided in Section 5.8 below, distributions from the Savings Plan Make-up Account shall be made in the same form and at the same time as benefit payments made under the Savings Plan after termination of employment or in accordance with an election made on a form furnished by the Committee.  However, if the Participant elects an annuity distribution under the Savings Plan, he or she shall receive his Savings Plan Make-up Account in a single sum, subject to any election made on a form furnished by the Committee. Until the distribution of the full value of a Participant’s Savings Plan Make-up Account, the undistributed portion of such Account will continue to be credited with deemed investment earnings pursuant to Section 3.3 of the Plan.

Effective for distributions commencing on or after January 1, 2008:  Distributions from a Participant’s Savings Plan Make-up Account shall be made in accordance with the election made by the Participant, subject to Section 5.8 and the other limitations set forth below.  Such distribution election must be made by the Participant in the form and manner prescribed by the Company (a) prior to January 1, 2008 in the case of a Participant who has an account balance on such date, and (b) in the case of any other Participant, prior to the calendar year in which such Participant becomes eligible to receive credits to such Participant’s Savings Plan Make-up Account.  Notwithstanding anything herein to the contrary, in the case of a Participant who does not make an election as specified in the immediately preceding sentence, such Participant’s Savings Plan Make-Up Account shall be distributed in the form of a lump sum on the later of (a) the date on which such Participant attains age 60, (b) the date of such Participant’s separation from service and (c) June 30, 2008.

5.5                               Payment of Prior Plan Account

Effective for distributions commencing prior to January 1, 2008:  Except as provided in Section 5.8 below, distributions from the Prior Plan Account shall be payable pursuant to the selection made in writing by the Participant no later than the Participant’s termination date. Such selection shall be irrevocable as of the latest time at which such selection could be made in compliance with Section 409A of the Code and be made on forms and pursuant to procedures specified by the Committee. The Participant shall have the option to select to receive the value of the Prior Plan Account in one cash lump sum or payable in essentially equal annual installments over a specified number of years; provided, however, (i) that no distribution may commence sooner than the first anniversary of the Participant’s termination date; (ii) distribution must commence no later than the fifth anniversary of the Participant’s termination date; and (iii) full distribution of the Participant’s Prior Plan Account must be completed no later than the tenth anniversary of such termination date. If a Participant dies prior to receiving a complete distribution of the balance of the Prior Plan Account, the undistributed portion of such Account will be paid in one cash lump sum as soon as is practicable to the named beneficiary under the Plan. Until the distribution of the full value of a

Participant’s Prior Plan Account, the undistributed portion of such Account will continue to be credited with deemed investment earnings pursuant to Section 3.4 of the Plan.

Effective for distributions commencing on or after January 1, 2008:  Distributions from a Participant’s Prior Plan Account shall be made in accordance with the election made by the Participant, subject to Section 5.8 and the other limitations set forth below.  Such distribution election must be made by the Participant in the form and manner prescribed by the Company prior to January 1, 2008.  Notwithstanding anything herein to the contrary, in the case of a Participant who does not make an election as specified in the immediately preceding sentence, such Prior Plan Account shall be distributed in the form of a lump sum on the later of (a) the first anniversary of such Participant’s separation from service and (b) June 30, 2008.

5.6                               Payment of AIP Account

Except as provided in Section 5.8 below, distributions from the AIP Account will be made in accordance with the selections the Participant made at the time the Annual Incentive Plan Award was deferred. A separate deferral election form shall govern each Annual Incentive Plan year and deemed investment earnings thereon. The terms of these deferral election agreements dealing with the timing and form of payment may be changed prospectively from year to year by the Committee, but once a selection is made by a Participant as to the timing and form of a distribution from the AIP Account with respect to a particular year, such selection is irrevocable as of the latest time at which such selection could be made in compliance with Section 409A of the Code. Until the distribution of the full value of a Participant’s AIP Account, the undistributed portion of such Account will continue to be credited with deemed investment earnings pursuant to Section 3.5 of the Plan.

5.7                               Payment of Performance Plan Account

Except as provided in Section 5.8 below, distributions from the Performance Plan Account will be made in accordance with the selections the Participant made at the time the Performance Plan Award was deferred. A separate deferral election form shall govern each Performance Plan Award Cycle and deemed investment earnings thereon. The terms of these deferral election agreements dealing with the timing and form of payment may be changed prospectively from Cycle to Cycle by the Committee, but once a selection is made by a Participant as to the timing and form of a distribution from the Performance Plan Account with respect to a particular Cycle, such selection is irrevocable as of the latest time at which such selection could be made in compliance with Section 409A of the Code. Until the distribution of the full value of a Participant’s Performance Plan Account, the undistributed portion of such Account will continue to be credited with deemed investment earnings pursuant to Section 3.6 of the Plan.

5.8                               Lump Sum Distributions of Smaller Benefits

Notwithstanding anything herein to the contrary:

(a)                                 If the aggregate value of a Participant’s Cash Balance Plan Make-up Account, Savings Plan Make-up Account, and Prior Plan Account is less than $10,000, the Participant or his or her beneficiary shall receive benefits from such Accounts under this Plan in the form of a single lump sum payment six months after the Participant’s termination of employment, without regard to distribution selections made under the Cash Balance Plan or Savings Plan (effective prior to January 1, 2008) and without regard to distribution elections made with respect to such Accounts.

(b)                                 If the aggregate value of a Participant’s Annual Deferral Account, AIP Account and Performance Plan Account is less than $10,000, the Participant or his or her beneficiary shall receive benefits from such Account under this Plan in the form of a single lump sum payment six months after termination of employment, without regard to distribution selections made under such Accounts.

5.9                               Beneficiaries

The Participant’s beneficiary under this Plan with respect to his or her Accounts shall be the person or persons designated as beneficiary by the Participant by filing with the Committee a written beneficiary designation on a form provided by, and acceptable to, such Committee. In the event the Participant does not make an effective designation of a beneficiary with respect to his or her Accounts (or any one of them), the Participant’s beneficiary with respect to his or her Accounts shall be such Participant’s beneficiary under the Savings Plan.

5.10                        Termination of the Cash Balance Plan or Savings Plan

In the event that the Cash Balance Plan is terminated, payments from the Cash Balance Plan Make-up Account shall continue to be paid in accordance with Section 5.3 hereof.

In the event that the applicable Savings Plan is terminated, payments from the Savings Plan Make-up Account shall continue to be paid in accordance with Section 5.4 hereof.

5.11                        Tax Withholding

The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to a distribution of benefits hereunder, payment by the recipient of such distribution of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such distribution. With respect to the withholding obligation attributable to a distribution of shares of Common Stock from the Phantom Stock Unit Option, at the election of the recipient (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a recipient, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with such distribution (the “Tax Date”), in the amount necessary to satisfy such obligation or (ii) the recipient may satisfy such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of previously-acquired shares of Common Stock, for which the recipient has good title, free and clear of all liens and encumbrances, having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to the recipient, equal to the amount necessary to satisfy any such obligation, or (D) any combination of (A), (B) and (C). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the recipient. With respect to the withholding obligation attributable to a distribution of cash, the Company shall withhold an amount of cash which would otherwise be payable to the recipient in the amount necessary to satisfy such obligation.

5.12                        Section 409A Compliance

Notwithstanding anything herein to the contrary, all payments made hereunder shall comply with the requirements of Section 409A of the Code and the regulations issued thereunder.  Notwithstanding anything herein to the contrary, no payment payable upon a Participant’s separation from service shall be made to any Participant who is a “specified employee” as defined in Section 409A(a)(2) and the regulations issued thereunder until at least six months following such Participant’s separation from service or, if earlier, to such Participant’s estate upon such Participant’s death.

5.13                        Changes in Elections Regarding Time and Form of Payment

Notwithstanding anything herein to the contrary, Participants shall have the opportunity to elect to change their prior payment elections with respect to their Annual Deferral Accounts, Annual Incentive Plan Accounts, Performance Plan Accounts, Cash Balance Make-up Accounts, Savings Plan Make-Up Accounts and/or Prior Plan Accounts, as applicable, provided that such changes are elected in the manner prescribed by the Company no later than December 31, 2008.”

SECTION SIX

ADMINISTRATION AND GENERAL PROVISIONS

6.1                               Plan Administrator

The Corporation shall be the “administrator” of the Plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

6.2                               Committee

Subject to the provisions of Section 6.1, the Committee shall be vested with the general administration of the Plan. The Committee shall have the exclusive right to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. The decisions, actions and records of the Committee shall be conclusive and binding upon the Corporation and all other Employers and all persons having or claiming to have any right or interest in or under the Plan.

The Committee may delegate to such officers, employees or departments of the Corporation such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (a) interpretation of the Plan, (b) approval and payment of claims, and (c) establishment of procedures for administration of the Plan.

6.3                               Participation by Other Employers

(a)                                 Adoption of Plan.

With the consent of the Corporation, any corporation may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) filing with the Corporation a duly certified copy of the resolution of the board of directors of such corporation adopting the Plan, and (iii) executing and delivering such instruments and taking such other actions as may be necessary or desirable to put the Plan into effect with respect to such corporation.

(b)                                 Withdrawal from Participation

Any Employer may withdraw from participation in the Plan at any time by filing with the Corporation a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Corporation prior to the effective date of withdrawal.

(c)                                  Corporation as Agent for Employers

Each corporation which shall become a participating Employer pursuant to Section 6.3(a) by so doing shall be deemed to have appointed the Corporation its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Corporation by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.

6.4                               General Provisions

(a)                                 The Corporation shall make no provision for the funding of any benefits payable hereunder that (i) would cause the Plan to be a funded plan for purposes of Section 404(a)(5) of the Code, or Title I of the Employee Retirement Income Security Act of  1974, as amended, or (ii) would cause the Plan to be other than an “unfunded and unsecured promise to pay money or other property in the future” under Treasury Regulations section 1.83-3(e); and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan.

(b)                                 In the event that the Corporation shall decide to establish an advance accrual reserve on its books against the future expense of the Plan, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a general asset of the Corporation, subject to the claims of the Corporation’s creditors.

(c)                                  A person entitled to any amount under this Plan shall be a general unsecured creditor of the Corporation with respect to such amount.

6.5                               Claims Procedure

If any Participant or other person believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a written claim with the Secretary of the Committee. Such claim shall state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Secretary of the Committee shall review the claim and shall, within 60 days after receipt of the claim, give written notice by registered or certified mail to the claimant of the Committee’s decision with respect to the claim. The notice of the Committee’s decision with respect to the claim shall be written in a manner designed to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan.

The Committee shall also advise the claimant that he or his duly authorized representative may request a review of the denial by the Chairperson of the Committee by filing with the Committee within 65 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Chairperson within the same 65-day period. If a request is so filed, review of the denial shall be made by the Chairperson within 60 days after receipt of such request, and the claimant shall be given written notice of the Chairperson’s final decision. The notice of the Chairperson’s final decision shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner designed to be understood by the claimant.

6.6                               Notices and Other Communications

All notices, reports and statements given, made, delivered or transmitted to a Participant or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or such other person at the address last appearing on the records of the Corporation. A Participant or other person may record any change of his address from time to time by written notice filed with the Corporation.

Written directions, notices and other communications from Participants or any other person entitled to or claiming benefits under the Plan to the Employers or the Corporation shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Corporation for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed as specified upon such forms.

6.7                               Records

The Committee shall keep a record of all its proceedings and shall keep or cause to be kept all books of Account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

6.8                               Non-assignability

It is a condition of the Plan, and all rights of each Participant and any other person entitled to benefits hereunder shall be subject thereto, that no right or interest of any Participant or such other person in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding rights or interests arising by reason of death or mental incompetency, and no right or interest of any Participant or other person in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or other person, including claims for alimony or the support of any spouse or child.

6.9                               Employment Non-contractual

The Plan shall not be interpreted as conferring any right upon any employee to continue in employment.

6.10                        Employer’s Option to Fund Benefits

Nothing in this Plan shall be interpreted as requiring any Employer to set aside any of its assets for the purpose of funding its obligation under this Plan. No person entitled to benefits under this Plan shall have any right, title or claim in or to any specific assets of any Employer, but shall have the right only as a general creditor of his Employer to receive benefits from his Employer on the terms and conditions herein provided. Notwithstanding the foregoing, any obligation of an Employer under this Plan to a Participant or an other person entitled to payments in respect of the Participant shall be offset by any payments to the Participant or another person from any trust or other funding medium established by the Employers for the purpose of providing benefits of this Plan.

6.11                        Governing Law

This Plan shall be construed and enforced under the laws of the State of Illinois.

SECTION SEVEN

Amendment and Termination

7.1                               Amendment of the Plan

The Plan may be wholly or partially amended or otherwise modified at any time by the Board of Directors or by a committee of the Board of Directors as designated thereby from time to time.

7.2                               Termination of the Plan

The Plan may be terminated at any time by the Board of Directors.  Notwithstanding anything herein to the contrary, payments to Participants upon Plan termination shall be made in accordance with the requirements of Section 409A of the Code and the regulations issued thereunder.